UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2020

NMI Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA

(Address of Principal Executive Offices)

94608

(Zip Code)

(855) 530-6642

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 3, 2020, NMI Holdings, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 13,800,000 shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), at a price of $14.50 per share, upon the terms and conditions set forth in the Underwriting Agreement. The Underwriting Agreement also grants the Underwriters a 30-day option to purchase up to an additional 2,070,000 shares of Common Stock, which was exercised in full on June 5, 2020. The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $220 million. The Company intends to use the net proceeds from the offering for general corporate purposes, including potential capital contributions to support the growth of new business production and operations of its subsidiaries.

The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Common Stock was offered and sold in a public offering registered under the Securities Act, pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on February 26, 2018, which was effective upon filing (Registration No. 333-223223), and was offered pursuant to a prospectus supplement, dated June 3, 2020, and a base prospectus, dated February 26, 2018, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated June 3, 2020, by and between the Company and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the legality of shares of Common Stock offered.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.

(Registrant)

Date: June 8, 2020	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel